UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2007

Netlist, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Discovery, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (949) 435-0025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of Material Definitive Agreements

As a result of the previously disclosed resignation of Lee Kim from the offices of Vice President, Chief Financial Officer and Secretary of Netlist, Inc. and as an employee of Netlist, Inc., the letter agreement regarding employment, dated January 11, 2006, between Mr. Kim and Netlist, Inc. terminated on August 14, 2007, the effective date of Mr. Kim’s resignation, subject to the survival of certain restrictive covenants in favor of the Company, as set forth therein.  Pursuant to the terms of that letter agreement, no severance payments will be made to Mr. Kim as a result of his resignation.

Also as a result of Mr. Kim’s resignation, the Full-Time Permanent Engagement Resources Agreement, dated as of January 10, 2006, between Netlist, Inc. and Tatum, LLC terminated on August 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2007	NETLIST, INC.

/s/ Gail Itow
Gail Itow
Acting Chief Financial Officer